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PRICING SUPPLEMENT NO. 1 DATED MAY 18, 2000                       RULE 424(b)(3)
(TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED MAY 18, 2000)  FILE NO. 333-70465

                                  ENRON CORP.
                          MEDIUM-TERM NOTES, SERIES A

                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES

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
Principal Amount:                           $175,000,000

Cusip Number:                               29357W AA 5

Interest Rate:                              8.375%

Original Issue Date:                        May 23, 2000

Stated Maturity Date:                       May 23, 2005

Interest Payment Dates:                     Each November 23 and May 23, commencing on
                                            November 23, 2000

Agent:                                      Banc of America Securities LLC

Price to Public:                            99.659%

Agent's Discount:                           $875,000

Proceeds to Enron Corp.:                    $173,528,250

Repayment at the Option of the Holder:      The notes cannot be repaid prior to the Stated
                                            Maturity Date.

Redemption at the Option of Enron Corp.:    The notes cannot be redeemed prior to the
                                            Stated Maturity Date.

Form:                                       The notes are being issued in fully registered
                                            book-entry form.

Trustee:                                    The Bank of New York
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